EXHIBIT 99.3

  MCDIRECT SHARES
  1995 PERFORMANCE AT A GLANCE

  1995 Highlights
  - $29.9 billion in Systemwide sales
  - $2.6 billion in operating income
  - over $1.4 billion in net income
  - an asset base over $15.4 billion

  Pie charts depicting
                                1990                        1995
                                      Outside                     Outside
                       Total    U.S.  the U.S.     Total    U.S.  the U.S.

  Systemwide sales     $18.8   $12.3    $6.5       $29.9   $15.9    $14.0
  in billions of
  dollars

  Operating income*    $ 1.6   $ 1.0    $ .6       $ 2.6   $ 1.2    $ 1.4
  in billions of
  dollars

  Assets**             $10.7   $ 5.9    $4.6       $15.4   $ 7.0    $ 8.2
  in billions of
  dollars

  Restaurants         11,803   8,576   3,227      18,380  11,368    7,012

   *Graph excludes Corporate G&A expense of $48 and $26 million in 1995 and 1990, respectively.
  **Graph excludes Corporate assets of $169 and $176 million in 1995 and 1990, respectively.


  COMPOUND ANNUAL TOTAL RETURN TO INVESTORS for the ten-year period ended December 31, 1995

  A bar chart depicting compound annual total return to investors for the period ending December 31, 1995 for the following:

  McDonald's Common Stock                              18.4%
  Dow Jones Industrial Average                         16.4
  Standard & Poor's 500                                14.9
  Wilshire 5000                                        14.2
  Lehman Brothers Government/Corporate Bond Index       9.6
  Donoghue Money Fund                                   5.7

  MARKET PRICE PER COMMON SHARE
  in dollars

  A line graph depicting McDonald's quarterly stock price range and price at quarter end for:

                               High      Low       End

  1991, First Quarter         17.688    13.063    17.375
        Second Quarter        18        15.625    16.438
        Third Quarter         17.938    15        17.5
        Fourth Quarter        19.9375   16.438    19
  1992, First Quarter         22.5      19.188    19.938
        Second Quarter        23.75     19.688    23
        Third Quarter         23.625    20.563    22.188
        Fourth Quarter        25.188    20.438    24.375
  1993, First Quarter         27.125    23.375    26.375
        Second Quarter        26.75     22.75     24.5
        Third Quarter         27.75     24.125    25.875
        Fourth Quarter        29.5      25.625    28.5
  1994, First Quarter         31.25     27.25     28.375
        Second Quarter        31.375    27.625    28.875
        Third Quarter         29.75     25.625    26.375
        Fourth Quarter        29.875    25.875    29.25
  1995, First Quarter         35.75     28.625    34.125
        Second Quarter        39.25     33.75     39.125
        Third Quarter         41.5      35.875    38.25
        Fourth Quarter        48        37.75     45.125



  COMPOUND ANNUAL GROWTH RATES
  for the ten-year period ended December 31, 1995

  Systemwide sales                                10.5%
    U.S.                                           6.0
    Outside of the U.S.                           20.6
  Total revenues                                  10.2
  Operating income                                11.1
    U.S.                                           5.2
    Outside of the U.S.                           23.8
    Corporate                                     11.6
  Net income                                      12.7
  Net income per common share                     13.6
  Cash provided by operations                     10.9
  Total assets                                    11.8
  Total shareholders' equity                      13.4
  Total return to investors on common stock       18.4

  These results are not indicative of future performance, which is dependent upon a variety of factors.

  MCDIRECT SHARES
  1995 FINANCIAL SUMMARY            1995     1994    1993     1992     1991
  (Dollars rounded to millions, except per common share data and average restaurant sales)

  Systemwide sales                $29,914   25,987  23,587   21,885   19,928
    U.S.                          $15,905   14,941  14,186   13,243   12,519
    Outside of the U.S.           $14,009   11,046   9,401    8,642    7,409
  Systemwide sales by type
    Operated by franchisees       $19,123   17,146  15,756   14,474   12,959
    Operations by the Company     $ 6,863    5,793   5,157    5,103    4,908
    Operated by affiliates        $ 3,928    3,048   2,674    2,308    2,061
  Average sales by Systemwide
    restaurants open at least
    one year, in thousands        $ 1,844    1,800   1,768    1,733    1,658
  Revenues from franchised
    restaurants                   $ 2,931    2,528   2,251    2,031    1,787
  Total revenues                  $ 9,795    8,321   7,408    7,133    6,695
  Operating income                $ 2,601    2,241   1,984    1,862    1,679
  Income before provision
    for income taxes              $ 2,169    1,887   1,676    1,448    1,299
  Net income                      $ 1,427    1,224   1,083      959      860
  Cash provided by operations     $ 2,296    1,926   1,680    1,426    1,423
  Financial position at year end
    Net property and equipment    $12,811   11,328  10,081    9,597    9,559
    Total assets                  $15,415   13,592  12,035   11,681   11,349
    Long-term debt                $ 4,258    2,935   3,489    3,176    4,267
    Total shareholders' equity    $ 7,861    6,885   6,274    5,892    4,835
  Per common share
    Net income                    $  1.97     1.68    1.45     1.30     1.17
    Dividend declared             $   .26      .23     .21      .20      .18
    Total shareholders' equity
    at year end                   $ 10.72     9.20    8.12     7.39     6.73
    Market price at year end      $45 1/8   29 1/4  28 1/2   24 3/8       19
  Restaurants at year end
    Systemwide restaurants         18,380   15,950  14,163   13,093   12,418
       U.S.                        11,368   10,238   9,397    8,959    8,764
       Outside of the U.S.          7,012    5,712   4,766    4,134    3,654

  Traditional restaurants          16,809   15,205  13,993   13,093   12,418
    Operated by franchisees        11,240   10,458   9,832    9,237    8,735
    Operated by the Company         3,513    3,083   2,699    2,551    2,547
    Operated by affiliates          2,056    1,664   1,462    1,305    1,136

    U.S.                           10,341    9,744   9,283    8,959    8,764
    Outside of the U.S.             6,468    5,461   4,710    4,134    3,654

  Number of countries at year end      89       79      70       65       59

  The information contained in this Summary as of March, 1996 and highlights some of the aspects of the Company's business, but is not a complete description of the Company, its activities or its prospects.
  This Summary should be read in conjunction with the accompanying Prospectus and the documents incorporated by reference therein.